EXHIBIT 24

POWER OF ATTORNEY

RULE 144 AND SECTION 16

The undersigned director and/or officer of Blockbuster Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints each of the General Counsel, the Secretary and any duly appointed Assistant Secretary of the Company, signing singly, the undersigned's true and lawful attorneys-in-fact to prepare, execute and file with the U.S. Securities and Exchange Commission ("SEC") and, if required, any stock exchange or similar authority, or cause to be filed with the SEC and such stock exchange or similar authority, for and on behalf of the undersigned:

(i) any notices of proposed sales of securities of the Company on Form 144 (including any amendments or corrections thereto), or any other forms prescribed by the SEC, that the undersigned may be required to file in accordance with Rule 144 ("Rule 144") under the Securities Act of 1933;

(ii) any reports on Forms 3, 4 and 5 (including any amendments or corrections thereto), or any other forms prescribed by the SEC, with respect to ownership of securities of the Company that the undersigned may be required to file in accordance with Section 16(a) ("Section 16") of the Securities Exchange Act of 1934 and the rules thereunder; and

(iii) a Form ID (including any amendments or corrections thereto), or any other forms prescribed by the SEC, that may be necessary to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of the forms referenced in clauses (i) and (ii) above.

The undersigned further appoints each of the foregoing designated attorneys-in-fact to do and perform all things incident, necessary and proper to appropriately complete, execute and file the forms referenced in clauses (i), (ii) and (iii) above, and in conjunction therewith to do all things which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each of the foregoing designated attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned does hereby revoke all prior powers of attorney previously granted to any employee or other agent or representative of the Company with respect to the forms referenced in clauses (i), (ii) and (iii) above.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Rule 144 or Section 16.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144 with respect to the undersigned's proposed sales of securities issued by the Company or Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of November, 2005.

    /s/ Edward B. Stead

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